Exhibit 99.1

Title: Akerna Corp. Reports Fiscal Year 2020 Results

Sub header: Full year revenue up 16% in FY20, MJ Platform remains robust with 21% software revenue growth, and 36% quarter-over-quarter increase in software revenue compared to fiscal fourth quarter 2019.

DENVER, Sept. 23, 2020 /PRNewswire/ -- Akerna (Nasdaq: KERN), an enterprise software, leading compliance technology provider and developer of the cannabis industry’s first seed-to-sale enterprise resource planning (ERP) software technology (MJ Platform®), today announced financial results for its fourth quarter and year ended June 30, 2020.

“We saw continued execution in the fourth quarter and made meaningful progress on our key initiatives focused on building scale and developing our software ecosystem. Despite COVID-related delays in consulting revenue that has since recovered, software revenue increased 36% in the quarter,” said Jessica Billingsley, CEO of Akerna. “We are heading into a busy election season that is expected to see 12 state ballot measures related to cannabis legalization for either medical or adult-use. Our scaled ecosystem is uniquely positioned to capture those opportunities, with the most robust cannabis technology suite available.”

Fiscal Fourth Quarter Financial Results

●	Software revenue was $2.8 million, an increase of 36% year-over-year

●	Software revenue represented 94% of total revenue

●	Total revenue was $3 million, a decrease of 17% year-over-year, due to COVID-related delays in consulting revenue during the fiscal fourth quarter

●	GAAP loss from operations was $6.2 million, compared to a GAAP loss from operations of $5.9 million in the fourth quarter of fiscal 2019

●	Adjusted EBITDA was ($3.6 million), compared to Adjusted EBITDA of ($1.5 million) in the fourth quarter of fiscal 2019

o	See “Explanation of Non-GAAP Financial Measures” below

●	Cash was $24.2 million as of June 30, 2020

Fourth Quarter Platform Usage Highlights

●	Platform transaction volume up 50% year-over-year

●	Retail order volume up 53% year-over-year

●	Retail order value up 90% year-over-year

Full Year Fiscal 2020 Financial Results

●	Software revenue was $10.0 million, an increase of 21% year-over-year

●	Software revenue represented 79% of total revenue

●	Total revenue was $ 12.6 million, an increase of 16% year-over-year

●	GAAP loss from operations was $17.3 million, compared to a GAAP loss from operations of $12.5 million during fiscal 2019

●	Adjusted EBITDA was ($11.5 million), compared to Adjusted EBITDA of ($7.4 million) during fiscal 2019

o	See “Explanation of Non-GAAP Financial Measures” below

Full Year Platform Usage Highlights

●	Platform transaction volume up 70% year-over-year

●	Retail order volume up 125% year-over-year

●	Retail order value up 128% year-over-year

Recent Highlights

We believe the following highlights from the last year and in the months that followed are indicators of what’s to come in our business through our commitment to product innovation, go-to-market initiatives and customer success:

●	integrated into leading ERP systems to provide enterprise class tax planning and financial services to our business clients;

●	announced the release of MJ Analytics, a next generation cannabis data analytics platform made possible through a partnership with the Business Intelligence firm Domo (NASDAQ: DOMO);

●	signed an agreement with Priority Technology Holdings, Inc. (Nasdaq: PRTH) to provide CBD and Hemp retailers that use Akerna’s MJ Platform with a credit card payment processing solution;

●	completed the acquisitions of Ample Organics, Trellis Solutions, and solo sciences;

●	announced an agreement with PAX Labs, an award-winning consumer technology brand, to provide market intelligence information to help the company better understand its customers and derive actionable insights to improve the customer experience;

●	made a strategic investment in ZolTrain, a mobile training platform built for cannabis brand training; and

●	announced a strategic partnership with Isolocity to provide the first GMP-compliant, global cannabis export technology solution.

Conference Call Details

The Company will host a conference call Thursday September 24, 2020 at 8:30am ET to discuss its financial results and business highlights. A question and answer session will follow prepared remarks.

To participate in the conference call, please dial 877-407-3982 (domestic) or 201-493-6780 (international). Participants should request the Akerna Corp. Earnings Call or provide confirmation code 13710535. Please dial into the call at least five minutes before the scheduled start time.

A replay of the call will be available through October 8, 2020, at (844) 512-2921 (domestic) or (412) 317-6671 (international). The passcode for the call and replay is 13710535.

Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Annual Report on Form 10-K for the year ended June 30, 2020, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.”

About Akerna

Akerna is a global regulatory compliance technology company. Akerna’s service offerings include MJ Platform®, Leaf Data Systems®, solo sciences tech platform and Ample Organics. Since its establishment in 2010, Akerna has tracked more than $18 billion in cannabis sales. Akerna is based in Denver. For more information, please visit www.akerna.com and follow us on Twitter @AkernaCorp.

Forward Looking Statements

Certain statements made in this release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements include but are not limited to statements regarding our belief that having a scaled ecosystem gives us more opportunities to leverage our footprint and increase wallet share by providing more value to our clients and management’s conference call in relation thereto. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of significant known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside Akerna’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others that may affect actual results or outcomes, include (i) Akerna’s ability to maintain relationships with customers and suppliers and retain its management and key employees, (ii) changes in applicable laws or regulations, (iii) changes in the market place due to the coronavirus pandemic or other market factors, (iv) and other risks and uncertainties disclosed from time to time in Akerna’s filings with the U.S. Securities and Exchange Commission, including those under “Risk Factors” therein. You are cautioned not to place undue reliance on forward-looking statements. All information herein speaks only as of the date hereof, in the case of information about Akerna, or the date of such information, in the case of information from persons other than Akerna. Akerna undertakes no duty to update or revise the information contained herein. Forecasts and estimates regarding Akerna’s industry and end markets are based on sources believed to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Explanation of Non-GAAP Financial Measures:

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We attempt compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. Please see the schedule titled, Earnings Before Interest, Taxes, Depreciation and Amortization and Adjusted EBITDA attached to this release for a reconciliation of GAAP net loss to Adjusted EBITDA.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted EBITDA

We believe that Adjusted EBITDA, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding our performance and allows for comparison of our performance and credit strength to our peers. Adjusted EBITDA should not be considered alternatives to net loss as determined in accordance with GAAP as indicators of our performance or liquidity.

We define EBITDA as net loss before interest income and expense and changes in fair value of convertible notes, provision for income taxes, depreciation and amortization. We calculate Adjusted EBITDA as EBITDA further adjusted to exclude the effects of the following items for the reasons set forth below:

●	Share-based compensation expense, because this represents a non-cash charge and our mix of cash and share-based compensation may differ from other companies, which effects the comparability of results of operations and liquidity;

●	Cost incurred in connection with business combinations that are required to be expensed as incurred in accordance with GAAP, because business combination related costs are specific to the complexity and size of the underlying transactions as well as the frequency of our acquisition activity these costs are not reflective of our ongoing operations;

●	Costs incurred in connection with debt issuance when we elect the fair value option to account for the debt instrument because if we had not elected the fair value option such costs would be recognized as an adjustment to the effective interest and excluded from EBITDA;

●	Restructuring costs because we believe these costs are not representative of operating performance; and

●	Equity in earnings (losses) of investees because our share of the operations of investees is not representative of our own operating performance and may not be monetized for a number of years.

AKERNA CORP.

Consolidated Balance Sheets

As of June 30, 2020 and 2019

(unaudited)

	2020	2019
Assets

Current assets:
Cash	$24,155,828	$21,867,289
Restricted cash	500,000	500,000
Accounts receivable, net	1,861,534	1,257,274
Prepaid expenses and other assets	1,215,341	577,674
Total current assets	27,732,703	24,202,237

Non-current assets:
Fixed assets, net	131,095	—
Investment, net	246,308	—
Capitalized software, net	2,629,304	—
Intangible assets, net	7,493,975	—
Goodwill	20,254,309	—
Other non-current assets	41,925	—
Total non-current assets	30,796,916	—

Total Assets	$58,529,619	$24,202,237

Liabilities and Equity

Current liabilities:
Accounts payable and accrued liabilities	$4,861,928	$1,818,116
Current contingent consideration	389,000	—
Deferred revenue	368,685	624,387
Current portion of long-term debt	6,135,364	—
Total current liabilities	11,754,977	2,442,503

Long-term debt	10,200,236	—

Total liabilities	21,955,213	2,442,503

Commitments and contingencies (Note 12)

Equity:
Preferred stock, par value $0.0001; 5,000,000 shares authorized, none are issued and outstanding at June 30, 2020 and 2019	$—	$—
Common stock, par value $0.0001; 75,000,000 shares authorized, 13,258,707 issued and outstanding at June 30, 2020, and 10,589,746 shares authorized, issued and outstanding at June 30, 2019	1,321	1,059
Additional paid-in capital	72,906,924	47,325,421
Accumulated other comprehensive income	63,000	—
Accumulated deficit	(41,101,091)	(25,566,746)
Total stockholders’ equity	31,870,154	21,759,734
Noncontrolling interests in consolidated subsidiary	4,704,252	—
Total equity	36,574,406	21,759,734
Total liabilities and equity	$58,529,619	$24,202,237

AKERNA CORP.

Consolidated Statements of Operations

For the Three Months and Years Ended June 30, 2020 and 2019

(unaudited)

	Three Months		Full Year
	2020	2019	2020	2019
Revenues
Software	$2,827,616	$2,082,390	$9,976,580	$8,256,492
Consulting	131,000	1,480,352	2,379,947	2,307,129
Other	45,022	59,184	216,749	259,496
Total revenues	3,003,638	3,621,926	12,573,276	10,823,117
Cost of revenues	1,818,565	1,083,232	6,209,724	4,633,844

Gross profit	1,185,073	2,538,694	6,363,552	6,189,273

Operating expenses
Product development	1,088,938	2,518,072	3,206,310	5,565,097
Sales and marketing	2,117,118	3,263,092	7,792,480	7,498,114
General and administrative	3,126,027	2,602,470	11,320,715	5,638,408
Depreciation and amortization	1,036,378	—	1,315,898	—
Total operating expenses	7,368,461	8,383,634	23,635,403	18,701,619

Loss from operations	(6,183,388)	(5,844,940)	(17,271,851)	(12,512,346)

Other income (expense)
Interest (expense) income, net	(2,084)	21,974	156,678	91,239
Change in fair value of Convertible Notes	766,000	—	766,000	—
Other	—	(91)	(254)	17,892
Total other income	763,916	21,883	922,424	109,131

Net loss before income tax expense	(5,419,472)	(5,823,057)	(16,349,427)	(12,403,215)

Income tax expense	(30,985)	—	(30,985)	—
Equity in losses of investee	(3,692)	—	(3,692)	—

Net loss	(5,454,149)	(5,823,057)	(16,384,104)	(12,403,215)
Net loss attributable to noncontrolling interests in consolidated subsidiary	748,584	-	849,759	—
Net loss attributable to Akerna stockholders	$(4,705,565)	$(5,823,057)	$(15,534,345)	$(12,403,215)

Basic and diluted weighted average common stock outstanding	13,098,468	6,623,787	11,860,212	6,045,382
Basic and diluted net loss per common share	$(0.36)	$(0.88)	$(1.31)	$(2.05)

AKERNA CORP.

 Consolidated Statements of Cash Flows

For the Years Ended June 30, 2020 and 2019

(unaudited)

	2020	2019
Cash flows from operating activities
Net loss	$(16,384,104)	$(12,403,215)
Adjustment to reconcile net loss to net cash used in operating activities
Bad debt expense	1,094,507	345,941
Stock-based compensation expense	1,166,130	3,884,111
Depreciation and amortization	1,315,898	—
Equity in losses of investee	3,692	—
Debt issuance costs classified as financing	1,177,390	—
Change in fair value of convertible notes	(766,000)	—
Change in fair value of contingent consideration	(998,000)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,621,262)	(1,572,889)
Prepaid expenses and other current assets	(592,807)	(351,144)
Other assets	(58,925)	—
Accounts payable and accrued liabilities	1,602,751	893,845
Deferred revenue	(286,922)	154,756
Net cash used in operating activities	(14,347,652)	(9,048,595)

Cash flows from investing activities
Developed software additions	(3,102,728)	—
Furniture, fixtures, and equipment additions	(156,636)	—
Cash paid for business combinations, net of cash acquired	(88,720)	—
Investment in equity method investee	(250,000)	—
Cash received in connection with the reverse merger	—	18,843,483
Net cash provided by investing activities	(3,598,084)	18,843,483

Cash flows from financing activities
Proceeds from the issuance of long-term debt	17,164,600	—
Cash paid for debt issuance costs	(1,177,390)	—
Proceeds from the exercise of warrants	4,247,065	—
Proceeds from the issuance of common stock	—	10,000,000
Net cash provided by financing activities	20,234,275	10,000,000

Net increase (decrease) in cash and restricted cash	2,288,539	19,794,888

Cash and restricted cash - beginning of period	22,367,289	2,572,401

Cash and restricted cash - end of period	$24,655,828	$22,367,289

AKERNA CORP.

Earnings Before Interest, Taxes, Depreciation and Amortization, and Adjusted EBITDA

For the Three Months and Years Ended June 30, 2020 and 2019

The reconciliation of net income to EBITDA and Adjusted EBITDA for the three months and years ended June 30, 2020 and 2019 is as follows:

	Three Months		Full Year
	2020	2019	2020	2019
Net loss	$(5,454,149)	$(5,823,057)	$(16,384,104)	$(12,403,215)
Adjustments:
Interest income (expense) and change in fair value of convertible notes	(768,084)	21,974	(609,322)	91,239
Income tax provision	30,985	—	30,985	—
Depreciation and amortization	1,036,378	—	1,315,898	—
EBITDA	(5,154,870)	(5,801,083)	(15,646,543)	(12,311,976)

Stock-based compensation expense	371,532	3,884,110	1,166,130	3,884,110
Business combination and merger related costs	1,026,929	432,500	2,829,228	1,080,870
Debt issuance costs related to fair value option debt instruments	1,177,390	—	1,177,390	—
Changes in fair value of contingent of consideration	(998,000)	—	(998,000)	—
Equity in losses of investee	3,692	—	3,692	—
Adjusted EBITDA	$(3,573,327)	$(1,484,473)	$(11,468,103)	$(7,346,996)